Exhibit n.4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Newtek Business Services Corp. and Subsidiaries

Our audits of the consolidated financial statements and internal control over financial reporting referred to in our reports dated March 15, 2016, (included elsewhere in this Registration Statement on Form N-2), and our audits of the consolidated financial statements referred to in our report dated March 31, 2015, also included audits of the senior securities table of Newtek Business Services Corp. and Subsidiaries (the “Company”) for the years ended December 31, 2015, 2014 and 2013 appearing in this Registration Statement on Form N-2. This table is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits of the consolidated financial statements.

In our opinion, the senior securities table for the years ended December 31, 2015, 2014 and 2013, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ RSM US LLP

New York, New York

July 7, 2016